Exhibit 10.24

First Amendment to that Certain Lease Agreement dated April 15, 2011, by and between Allison-Zongker, L.P. (“Landlord”), and Protox Therapeutics Corp., a Delaware Corporation (“Tenant”).

1.	Effective April 2, 2012, Tenant officially changed its corporate name to Sophiris Bio, Corp. All rights, duties and obligations of Protox Therapeutics Corp. remain unchanged under the new corporate name.

2.	Expansion of Premises.

Effective September 1, 2012, the leased premises are expanded to include the 1,061 square feet known as 1258  1/2 Prospect Street, which is located one floor below the existing offices of tenant.

3.	Minimum Monthly Rent.

Effective September 1, 2012, the minimum monthly rent increases from $8,504.00 to $12,467.00. Tenants pro-rata share of the property increases from 9.0168% to 13.7954%.

Tenant’s impound account increases from $1,200.00 to $1,840.00. This is an estimate per section 4.5 herein.

Tenant’s total monthly rent is therefore $12,467.00 plus $1,840.00 or $14,307.00.

Effective May 1, 2013, the minimum monthly rent is subject to the Cost of Living Increase in Section 4.3 herein, but in no event shall the increase exceed five (5) percent per year.

4.	Security Deposit.

Effective September 1, 2012, Tenant shall increase the Security Deposit from $19,000 to $28,000.

Agreed: Tenant	Agreed: Landlord

/s/ AJ Hulme	/s/ for Allison

For Allison-Zongker, L.P.

COO & Head of Research and Development
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